                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8 - K
                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (Date of earliest event reported): July 2, 1996 (June 18, 1996)

                      BUILDERS WAREHOUSE ASSOCIATION, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          Colorado                  0-2108-2                     84-1090968
  (STATE OR JURISDICTION           (COMMISSION                 (IRS EMPLOYER
  OF INCORPORATION)                FILE NUMBER)              IDENTIFICATION NO.)


  2800 28TH STREET, #100, SANTA MONICA, CALIFORNIA  90405
  (Address of principal executive offices)        (zip code)

       Registrant's telephone number, including area code: (310) 453-4371

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On June 18, 1996, Builders Warehouse Association, Inc. ("BWAI") the registrant, and Osicom Technologies, Inc. ("Osicom") entered into a definitive agreement whereby Osicom will acquire substantially all of the assets of BWAI, in a reorganization transaction. Under the terms of the agreement, shares of Osicom common stock will be issued to BWAI for substantially all of BWAI's assets; the Osicom common stock issued to BWAI will then be distributed to BWAI's shareholders in a complete liquidation. BWAI will receive 0.94 share of Osicom common stock for each common share of BWAI currently outstanding, which exchange ratio represents a 10 percent premium to the market value of BWAI stock based on the June 17, 1996 closing prices of $15 and $17.50 for BWAI and Osicom shares, respectively.

Osicom Technologies, Inc. is a Santa Monica, California based company engaged in design and manufacture of digital video switches and routers for the telecommunications industry and, with its January 31, 1996 acquisition of RNS (formerly Rockwell Network Systems), is now an industry leader in providing high-speed Local Area Network solutions and connections for the high-growth Fast Ethernet, FDDI, and ISDN networking markets.

Following the close of the transaction, Barry Witz, a director and chief executive officer of BWAI, will join Osicom's board of directors which will be expanded to five members. Sharon Chadha will, in addition to serving as chief executive officer, accede to the office of chairman. Par Chadha, the current chairman of both companies will remain on the board of Osicom Technologies, as will Dr. Xin Cheng, Osicom's president. The remaining director position will be filled by Leonard N. Hecht, president of Chrysalis Capital Group, an investment banking company specializing in mergers and acquisitions. Mr. Hecht has served on the board of directors of many public and private companies and was a founding principal of Xerox Development Corporation, a wholly-owned subsidiary of the Xerox Corporation.

The acquisition will qualify as a tax-free reorganization and will be completed as soon as practical subject to regulatory clearance and approval by the shareholders of both companies.

The assets acquired will continue to be used in the daily operations of the businesses.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 2.1 Plan of Acquisition - Stock Purchase and Merger Agreement between Osicom Technologies, Inc., and Builders Warehouse Association, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           Builders Warehouse Association, Inc.
                                                      (Registrant)


Dated:  July 2, 1996                       By:  /s/ Barry Witz
                                                -------------------
                                                    Barry Witz
                                                    Chief Executive Officer